FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION EARNS $12.5 MILLION
IN THIRD QUARTER
ATLANTA, GA (October 20, 2016) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), today reported net income of $12.5 million and earnings per diluted share of $0.48 for the quarter ended September 30, 2016.
KEY RESULTS

•	Net income increased to $12.5 million, or 88.3%

•	Total revenue increased to $79.2 million, or 18.6%

•	Net interest margin increased to 3.46%, or 15 basis points

•	Total assets increased to $4.4 billion, or 2.7%

•	Loan portfolio increased to $3.8 billion, or 3.7%

•	Loans serviced for others grew to $8.9 billion, or 2.6%

•	Tangible book value increased to $12.78, or 1.4%

Fidelity's Chairman, Jim Miller, said, “Though time deposits went down other deposits continued to increase as we consolidated our more recently acquired branches with final system integration and upgrades to our internal systems.
“The opportunity to hire first rate bankers continues and we have been and will continue to strengthen our teams throughout Georgia and Florida as we work to take market share in both states, in line with our focus on profitability driven by our customer service.”

BALANCE SHEET
Total assets grew to $4.4 billion at September 30, 2016, an increase of $113.7 million, or 2.7%, compared to June 30, 2016. The increase in total assets was driven by organic loan growth which resulted in an increase in loans for the quarter of $141.6 million, or 4.4%, with the increase in liabilities stemming from an increase in short-term borrowings of $136.8 million, or 63.4%.
Loans
Total loans held for investment grew to $3.3 billion at September 30, 2016, an increase of $141.6 million, or 4.4%, during the quarter as the Bank continues to generate new business and leverage its expansion through past acquisitions.
The majority of the increase in the portfolio during the quarter occurred in the consumer loan portfolio, primarily indirect automobile loans, which grew by $123.9 million, or 8.1%, during the quarter, as strong loan originations outpaced the volume of loan sales.
Total mortgage loans also had strong growth, mainly in the home equity line of credit portfolio which increased by $12.2 million, or 2.4%, during the quarter.
Loan Servicing Rights
Gross servicing rights increased by $3.2 million, or 4.1%, during the quarter as residential mortgage, SBA and indirect auto loan sales continued. MSR impairment charges booked during the first half of 2016 did not extend to the third quarter and as a result, $458,000 in net MSR impairment recovery was recorded during the quarter. The impairment recovery occurred as estimated future prepayment speeds stabilized during the quarter, and subsequently, the estimated remaining life of the servicing income on the underlying loans serviced for others extended slightly.
Deposits
Total deposits at September 30, 2016, of $3.5 billion decreased by $30.7 million, or 0.9%, during the quarter. Money market and interest-bearing demand deposits grew by $20.9 million during the quarter while fluctuations in noninterest bearing demand accounts and a slight decrease in time deposits resulted in the net decrease in deposits for the quarter.
For the quarter, demand deposits continued to grow throughout the footprint.
Borrowings
Short-term borrowings increased by $136.8 million, or 63.4%, during the quarter, primarily as a result of fluctuations in short-term liquidity needs which the Bank manages through short-term FHLB advances and Fed funds purchased.
INCOME STATEMENT
Net Income
Net income was $12.5 million for the quarter, an increase of $3.3 million, or 35.8%, as compared to the same period in the prior year. The primary driver of the increase in net income was the year over year increase in average earning assets of $843.3 million, or 26.6%, over the past twelve months, primarily due to assets added through acquisition of $489.6 million, as well as organic loan growth.
Total revenue for the quarter increased by $19.0 million, or 31.6%, as compared to the same period in the prior year, improving operating leverage by outpacing the increase of $12.1 million, or 30.3% in noninterest expense.
On a linked-quarter basis, net income increased by $5.9 million, or 88.3%, as total revenue increased by $12.4 million, or 18.6%, provision for loan losses decreased by $1.0 million, and noninterest expense increased by $4.0 million, or 8.4%, representing an improvement in operating leverage.

Interest Income
Interest income was $39.9 million for the quarter, an increase of $10.3 million, or 34.8%, as compared to the same period in the prior year. Average loans for the quarter increased by $762.2 million, or 25.8%, as compared to the same quarter a year ago, which was the primary reason for the increase in interest income.
Interest income for the quarter also increased due to the increase in the yield on loans of 29 basis points to 4.12%, as compared to the same period a year ago, primarily due to purchase discounts accreted on loans added through acquisition during the past year. Excluding the discount accreted on acquired loans, the yield on loans decreased by 4 basis points for the quarter, as new loans were originated at lower yields over the previous twelve months.
On a linked-quarter basis, interest income increased by $3.1 million, or 8.4%. Average loans for the quarter increased by $127.4 million, or 3.5%, mainly in the consumer loan portfolio. The increase in interest income was also driven by an increase in the yield on loans of 17 basis points, primarily driven by higher discounts accreted on acquired loans during the quarter due to resolution of problem assets and loan payoffs. Excluding the discount accreted on acquired loans, the yield on loans was flat for the quarter at 3.79%.
Interest Expense
Interest expense was $5.1 million for the quarter, an increase of $675,000, or 15.1%, as compared to the same quarter in 2015, as a combination of organic growth and deposits added through recent acquisitions resulted in a year over year increase of $513.8 million in average interest-bearing deposits.
The increase in interest expense due to larger average deposit balances was offset by a decrease in the rate paid on interest-bearing accounts, primarily time deposits, which decreased by 8 basis points as compared to the same quarter a year ago.
On a linked-quarter basis, interest expense increased by $172,000, or 3.5%, due to slight increases in the rate paid and average interest-bearing liabilities.
Net Interest Margin
The net interest margin was 3.46% for the quarter, compared to 3.18% for the same period in 2015. Net interest income (tax equivalent) rose to $34.9 million for the quarter, or an increase of 37.6%, as compared to $25.3 million for the same period in 2015.
The increase in the net interest margin of 24 basis points occurred primarily due to higher yields on loans added through acquisition which reflect purchase discounts. The net interest margin also increased due to a decrease of 4 basis points in interest cost for the quarter as compared to the same period a year ago. Excluding the discount accreted on acquired loans, the net interest margin decreased by 3 basis points for the quarter, as new loans were originated at lower yields over the previous twelve months.
The increase in the level of net interest income (tax equivalent) for the quarter occurred primarily due to an increase in the level of average earning assets of $843.3 million, or 26.6%, due to a combination of organic growth and acquisitions over the past year. The remainder of the increase in net interest income for the quarter occurred as the loan yield increased and interest cost decreased for the reasons noted above.
On a linked-quarter basis, the net interest margin increased by 15 basis points, primarily due to higher yields on acquired loans which reflect higher discounts accreted on acquired loans during the quarter due to resolution of problem assets and loan payoffs as well as a reduction in rates paid on deposits. Excluding the accretable discount on acquired loans recorded during the quarter, the net interest margin increased by 4 basis points.

Provision for Loan Losses
The provision for loan losses was $2.1 million for the quarter, an increase of $790,000, as compared to the same period in 2015. Loans held for investment experienced organic growth of $141.6 million during the quarter while the trend in historical net charge-offs continues to be low.
On a linked-quarter basis, the provision for loan losses decreased by $1.0 million, as a result of a decrease of $2.5 million in net charge-offs compared to the previous quarter, partially offset by the provision required for loan growth during the quarter.
Noninterest Income
Noninterest income was $39.3 million for the quarter, an increase of $8.7 million, or 28.4%, as compared to the same period in 2015. The quarterly increase is primarily due to a net increase in income from mortgage banking activities of $9.3 million, or 44.7%.
Mortgage production income was $29.2 million in the third quarter of 2016, a $7.7 million, or 35.9%, increase over the same period in 2015. All components of mortgage production income, which includes marketing gains and origination points and fees, experienced increases. Higher marketing gains were driven primarily from increased production and by increased margins. Total mortgage production was $828.1 million in the third quarter, an increase of $124.5 million, or 17.7%, compared to the same period in the prior year.
Mortgage servicing revenue increased by $837,000, or 20.6%, for the quarter, as compared to the same period in 2015, as the portfolio of mortgage loans serviced for others increased from $6.4 billion to $7.5 billion, or 17.1%, year over year. As noted earlier, more stable mortgage rates resulted in a net recovery of MSR impairment during the quarter as compared to net MSR impairment of $2.2 million for the same period in 2015.
On a linked quarter basis, noninterest income increased by $9.4 million, or 31.2%, largely due to a net increase in income from mortgage banking activities of $10.8 million, or 56.0%. The increase was largely driven by a $9.0 million swing in MSR impairment as a net recovery of MSR impairment was recorded during the quarter. Marketing gains also increased as mortgage production grew to $828.1 million for the third quarter as compared to mortgage production of $815.1 million for the second quarter.
Noninterest Expense
Noninterest expense was $52.2 million for the quarter, an increase of $12.1 million, or 30.3%, as compared to the same period in 2015, mostly due to increased expenses associated with organic growth as well as recent acquisitions. Non-continuing acquisition costs of approximately $500,000 were included in noninterest expenses for the quarter as the AEB system conversion was completed in July.
Salaries and employee benefits increased by $6.4 million, or 36.1%, for the quarter. The approximate growth in the FTE count of 200, or 15%, at September 30, 2016 as compared to September 30, 2015, primarily due to recent acquisitions, drove the majority of the increase in salaries. Also included in the increase is $1.4 million of employer taxes and employee benefits, primarily resulting from an increase in both number of employees and the increased cost of employer-paid benefits, mainly medical premiums.
Commissions increased by $2.2 million, or 30.0%, for the quarter due to increases in mortgage loan production.
The increase in occupancy expense of $327,000, or 7.7%, for the quarter was primarily due to an increase in the number of branches, mainly from recent acquisitions.
Other noninterest expense increased by $2.9 million, or 30.6%, for the quarter. The majority of this increase occurred due to increases in amounts for services provided by third party vendors and writedowns of ORE.
On a linked-quarter basis, total noninterest expense increased by $4.0 million, or 8.4%, for the quarter. Increases in commissions and incentives included in salaries and employee benefits drove approximately $1.8 million of the increase as compared to the prior quarter. Occupancy expense increased by $584,000, or 14.5%, as amounts for hardware and software to complete the AEB system conversion were incurred. An increase of $1.0 million in ORE writedowns and administration expenses and an increase of $560,000 in amounts paid for services provided by third party vendors (including amounts paid to execute the AEB system conversion) also contributed to the increase in noninterest expense for the quarter.
ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries, Fidelity Bank and LionMark Insurance Company, provides banking services and trust and wealth management services and credit-related insurance products through branches in Georgia and Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided throughout the South. For additional information about Fidelity's products and services, please visit the web site at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2015 Annual Report filed on Form 10-K with the Securities and Exchange Commission. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	As of or for the Quarter Ended			As of or for the Nine Months Ended
($ in thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
INCOME STATEMENT DATA:
Interest income	$39,898	$36,806	$29,597	$110,996	$83,599
Interest expense	5,135	4,963	4,460	15,096	10,907
Net interest income	34,763	31,843	25,137	95,900	72,692
Provision for loan losses	2,118	3,128	1,328	5,746	1,254
Noninterest income	39,325	29,971	30,619	94,182	99,352
Noninterest expense	52,167	48,125	40,049	146,850	119,849
Net income	12,515	6,645	9,217	23,701	32,358
PERFORMANCE:
Earnings per common share - basic	$0.48	$0.26	$0.41	$0.94	$1.48
Earnings per common share - diluted	$0.48	$0.26	$0.39	$0.92	$1.42
Total revenues	$79,223	$66,777	$60,216	$205,178	$182,951
Book value per common share	$13.32	$13.17	$12.83	$13.32	$12.83
Tangible book value per common share	$12.78	$12.60	$12.55	$12.78	$12.55
Cash dividends paid per common share	$0.12	$0.12	$0.10	$0.36	$0.29
Return on average assets	1.15%	0.64%	1.07%	0.76%	1.33%
Return on average shareholders' equity	14.58%	8.07%	12.69%	9.68%	15.56%
Net interest margin	3.46%	3.31%	3.18%	3.35%	3.26%
END OF PERIOD BALANCE SHEET SUMMARY:
Total assets	4,395,611	4,281,927	3,499,465	4,395,611	3,499,465
Earning assets	3,982,422	3,860,181	3,237,110	3,982,422	3,237,110
Loans, excluding Loans Held-for-Sale	3,332,311	3,190,707	2,641,814	3,332,311	2,641,814
Total loans	3,783,928	3,649,736	2,981,465	3,783,928	2,981,465
Total deposits	3,538,908	3,569,606	2,912,038	3,538,908	2,912,038
Shareholders' equity	347,770	335,870	295,286	347,770	295,286
Assets serviced for others	8,926,574	8,699,107	7,777,854	8,926,574	7,777,854
DAILY AVERAGE BALANCE SHEET SUMMARY:
Total assets	4,329,974	4,207,171	3,423,373	4,161,662	3,251,132
Earning assets	3,919,996	3,804,751	3,176,957	3,770,245	3,013,603
Loans, excluding Loans Held-for-Sale	3,266,511	3,161,676	2,516,582	3,152,018	2,392,970
Total loans	3,718,341	3,590,929	2,956,109	3,561,643	2,798,024
Total deposits	3,573,131	3,470,966	2,731,407	3,421,511	2,629,670
Shareholders' equity	341,403	331,056	288,220	327,189	277,993
Assets serviced for others	8,807,270	8,480,382	7,521,391	8,484,514	7,125,599
ASSET QUALITY RATIOS:
Net charge-offs to average loans	—%	0.25%	0.05%	0.23%	0.10%
Allowance to period-end loans	0.89%	0.88%	0.94%	0.89%	0.94%
Nonperforming assets to total loans, ORE and repossessions	1.54%	1.66%	1.86%	1.54%	1.86%
Allowance to nonperforming loans, ORE and repossessions	0.58x	0.53x	0.50x	0.58x	0.50x
SELECTED RATIOS:
Loans to total deposits	94.16%	89.39%	90.72%	94.16%	90.72%
Average total loans to average earning assets	94.86%	94.38%	93.05%	94.47%	92.85%
Noninterest income to total revenue	49.64%	44.88%	50.85%	45.90%	54.31%
Leverage ratio	8.48%	8.46%	9.41%	8.48%	9.41%
Common equity tier 1 capital	8.19%	8.18%	8.82%	8.19%	8.82%
Tier 1 risk-based capital	9.31%	9.35%	10.25%	9.31%	10.25%
Total risk-based capital	11.97%	12.06%	13.40%	11.97%	13.40%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2016	June 30, 2016	September 30, 2015
ASSETS
Cash and cash equivalents	$143,909	$148,745	$87,373
Investment securities available-for-sale	152,746	168,938	155,749
Investment securities held-to-maturity	16,792	17,224	12,816
Loans held-for-sale	451,617	459,029	339,651
Loans	3,332,311	3,190,707	2,641,814
Allowance for loan losses	(29,737)	(28,037)	(24,750)
Loans, net of allowance for loan losses	3,302,574	3,162,670	2,617,064
Premises and equipment, net	88,510	86,515	69,356
Other real estate, net	16,926	18,621	14,707
Bank owned life insurance	69,686	67,025	66,008
Servicing rights, net	82,020	78,820	82,659
Other assets	70,831	74,340	54,082
Total assets	$4,395,611	$4,281,927	$3,499,465

LIABILITIES
Deposits
Noninterest-bearing demand deposits	$976,178	$995,673	$722,771
Interest-bearing deposits
Demand and money market	1,175,711	1,154,024	956,149
Savings	341,000	368,333	317,766
Time deposits	1,046,019	1,051,576	915,352
Total deposits	3,538,908	3,569,606	2,912,038
Short-term borrowings	352,603	215,833	137,186
Subordinated debt, net	120,421	120,388	120,289
Other liabilities	35,909	40,230	34,666
Total liabilities	4,047,841	3,946,057	3,204,179

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—
Common stock	200,129	196,913	166,989
Accumulated other comprehensive income, net	2,901	3,364	2,702
Retained earnings	144,740	135,593	125,595
Total shareholders’ equity	347,770	335,870	295,286
Total liabilities and shareholders’ equity	$4,395,611	$4,281,927	$3,499,465

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Quarter Ended			For the Nine Months Ended
($ in thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
INTEREST INCOME
Loans, including fees	$38,481	$35,244	$28,462	$106,670	$80,133
Investment securities	1,268	1,444	1,108	3,992	3,413
Federal funds sold and bank deposits	149	118	27	334	53
Total interest income	39,898	36,806	29,597	110,996	83,599
INTEREST EXPENSE
Deposits	3,336	3,211	2,866	9,812	8,041
Other borrowings	345	311	179	950	517
Subordinated debt	1,454	1,441	1,415	4,334	2,349
Total interest expense	5,135	4,963	4,460	15,096	10,907
Net interest income	34,763	31,843	25,137	95,900	72,692
Provision for loan losses	2,118	3,128	1,328	5,746	1,254
Net interest income after provision for loan losses	32,645	28,715	23,809	90,154	71,438
NONINTEREST INCOME
Service charges on deposit accounts	1,530	1,433	1,230	4,333	3,508
Other fees and charges	2,305	1,858	1,327	5,829	3,767
Mortgage banking activities	30,091	19,287	20,799	64,113	66,734
Indirect lending activities	2,388	4,782	4,037	11,434	15,047
SBA lending activities	1,202	1,893	1,494	4,329	3,788
Bank owned life insurance	968	494	496	1,916	1,488
Securities gains	296	200	—	578	—
Other	545	24	1,236	1,650	5,020
Total noninterest income	39,325	29,971	30,619	94,182	99,352
NONINTEREST EXPENSE
Salaries and employee benefits	24,224	23,229	17,800	70,876	56,290
Commissions	9,450	8,713	7,270	24,393	21,224
Occupancy, net	4,597	4,013	4,270	12,994	11,206
Communication	1,328	1,217	1,083	3,673	3,133
Other	12,568	10,953	9,626	34,914	27,996
Total noninterest expense	52,167	48,125	40,049	146,850	119,849
Income before income tax expense	19,803	10,561	14,379	37,486	50,941
Income tax expense	7,288	3,916	5,162	13,785	18,583
NET INCOME	$12,515	$6,645	$9,217	$23,701	$32,358

EARNINGS PER COMMON SHARE:
Basic	$0.48	$0.26	$0.41	$0.94	$1.48
Diluted	$0.48	$0.26	$0.39	$0.92	$1.42
Weighted average common shares outstanding-basic	25,993	25,481	22,604	25,252	21,818
Weighted average common shares outstanding-diluted	26,127	25,961	23,903	25,641	22,733

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
LOANS BY CATEGORY
(UNAUDITED)

($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Commercial	$789,674	$791,698	$791,633	$703,292	$579,319
SBA	145,890	144,083	137,220	135,993	138,078
Total commercial and SBA loans	935,564	935,781	928,853	839,285	717,397
Construction loans	228,887	223,156	205,550	177,033	154,335
Indirect automobile	1,631,903	1,512,406	1,463,005	1,449,480	1,399,932
Installment	19,077	14,722	13,042	14,055	12,236
Total consumer loans	1,650,980	1,527,128	1,476,047	1,463,535	1,412,168
Residential mortgage	370,465	368,706	347,336	302,378	248,697
Home equity lines of credit	146,415	135,936	134,846	114,717	109,217
Total mortgage loans	516,880	504,642	482,182	417,095	357,914
Loans	3,332,311	3,190,707	3,092,632	2,896,948	2,641,814

Loans held-for-sale:
Residential mortgage	291,030	299,616	232,794	233,525	218,308
SBA	10,587	9,413	14,085	14,309	11,343
Indirect automobile	150,000	150,000	150,000	150,000	110,000
Total loans held-for-sale	451,617	459,029	396,879	397,834	339,651
Total loans	$3,783,928	$3,649,736	$3,489,509	$3,294,782	$2,981,465

Noncovered loans	$3,315,447	$3,171,138	$3,071,451	$2,874,308	$2,617,991
Covered loans	16,863	19,569	21,179	22,640	23,823
Loans held-for-sale	451,617	459,029	396,879	397,834	339,651
Total loans	$3,783,928	$3,649,736	$3,489,509	$3,294,782	$2,981,465

DEPOSITS BY CATEGORY
(UNAUDITED)

	For the Three Months Ended
	September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015
($ in thousands)	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate	Average Amount	Rate
Noninterest-bearing demand deposits	$1,004,924	—%	$932,448	—%	$786,993	—%	$761,507	—%	$676,976	—%
Interest-bearing demand deposits	1,151,152	0.26%	1,129,179	0.26%	1,051,221	0.27%	1,020,241	0.26%	881,456	0.25%
Savings deposits	370,011	0.35%	355,801	0.32%	358,481	0.34%	369,536	0.35%	308,503	0.34%
Time deposits	1,047,044	0.86%	1,053,538	0.84%	1,015,996	0.90%	994,805	0.92%	864,472	0.94%
Total average deposits	$3,573,131	0.37%	$3,470,966	0.37%	$3,212,691	0.41%	$3,146,089	0.42%	$2,731,407	0.42%

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
NONPERFORMING AND CLASSIFIED ASSETS
(UNAUDITED)

($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
NONPERFORMING ASSETS
Nonaccrual loans (5)	$32,796	$33,435	$29,611	$27,128	$29,374
Loans past due 90 days or more and still accruing	—	—	1,671	1,284	3,968
Repossessions	1,747	1,067	1,751	1,561	1,435
Other real estate (ORE)	16,926	18,621	19,482	18,677	14,707
Nonperforming assets	$51,469	$53,123	$52,515	$48,650	$49,484

NONPERFORMING ASSET RATIOS
Loans 30-89 days past due	$5,821	$6,705	$8,180	$9,353	$7,018
Loans 30-89 days past due to loans	0.17%	0.21%	0.26%	0.32%	0.27%
Loans past due 90 days or more and still accruing to loans	—%	—%	0.05%	0.04%	0.15%
Nonperforming assets to loans, ORE, and repossessions	1.54%	1.65%	1.69%	1.67%	1.86%

ASSET QUALITY RATIOS
Classified Asset Ratio (3)	21.47%	21.79%	23.71%	25.77%	17.56%
Nonperforming loans as a % of loans	0.98%	1.05%	1.01%	0.98%	1.26%
ALL to nonperforming loans	90.68%	83.86%	85.44%	93.14%	74.23%
Net charge-offs/(recoveries), annualized to average loans	—%	0.25%	(0.02)%	0.18%	0.05%
ALL as a % of loans	0.89%	0.88%	0.86%	0.91%	0.94%
ALL as a % of loans, excluding acquired loans(4)	0.98%	0.97%	0.96%	0.96%	0.95%

CLASSIFIED ASSETS
Classified loans (1)	$67,826	$62,120	$71,877	$74,781	$47,906
ORE and repossessions	$16,792	$16,396	$17,009	$17,125	$12,750
Total classified assets (2)	$84,618	$78,516	$88,886	$91,906	$60,656

(1) Amount of SBA guarantee included	$8,665	$5,007	$5,226	$4,680	$3,970
(2) Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, repossessions and ORE, net of loss share and purchase discounts
(3) Classified asset ratio is defined as classified assets as a percentage of the sum of Tier 1 capital plus allowance for loan losses
(4) Allowance calculation excludes the recorded investment of acquired loans, due to valuation calculated at acquisition
(5) Excludes purchased credit impaired (PCI) loans which are not removed from their accounting pool

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Average loans outstanding(1)	$1,726,342	$1,642,829	$1,419,389	$1,563,498	$1,486,077
Loans serviced for others	$1,152,636	$1,219,909	$1,171,453	$1,117,210	$1,117,721
Past due loans:
Amount 30+ days past due	$1,585	$1,588	$1,087	$1,829	$1,381
Number 30+ days past due	135	129	113	179	136
30+ day performing delinquency rate(2)	0.09%	0.10%	0.07%	0.11%	0.10%
Nonperforming loans	$1,231	$887	$797	$1,117	$810
Nonperforming loans as a percentage of period end loans(2)	0.07%	0.05%	0.05%	0.07%	0.06%
Net charge-offs	$895	$751	$797	$1,014	$605
Net charge-off rate (3)	0.22%	0.20%	0.22%	0.28%	0.17%
Number of vehicles repossessed during the period	145	120	127	131	120
Average beacon score	758	756	756	757	755
Production by state:
Alabama	$18,296	$21,820	$19,971	$17,758	$20,886
Arkansas	48,143	44,548	34,340	39,436	46,704
North Carolina	21,874	25,159	19,660	20,378	21,484
South Carolina	14,146	17,031	16,471	13,661	13,339
Florida	71,530	77,108	81,638	95,054	98,087
Georgia	43,948	51,253	47,141	48,241	54,497
Mississippi	26,260	28,414	27,233	27,032	23,424
Tennessee	18,661	21,683	17,529	18,156	16,946
Virginia	8,937	12,546	11,580	12,640	14,829
Texas	31,851	32,522	35,445	36,127	37,673
Louisiana	57,039	60,557	38,430	27,147	24,490
Oklahoma (4)	945	1,238	1,796	82	—
Total production by state	$361,630	$393,879	$351,234	$355,712	$372,359
Loan sales	$64,793	$175,991	$171,834	$111,683	$142,132
Portfolio yield (1)	2.81%	2.77%	2.72%	2.79%	2.75%

(1)	Includes held-for-sale
(2)	Calculated by dividing loan category as of the end of the period by period-end loans including held for sale for the specified loan portfolio
(3)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category
(4)	Expanded into Oklahoma in November 2015

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
INCOME FROM MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	As of or for the Quarter Ended
(in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Marketing gain, net	$25,240	$22,734	$15,162	$15,407	$17,573
Origination points and fees	3,911	4,101	3,014	2,914	3,871
Loan servicing revenue	4,896	4,631	4,492	4,377	4,059
Gross mortgage revenue	$34,047	$31,466	$22,668	$22,698	$25,503
Less:
MSR amortization	(4,414)	(3,610)	(3,272)	(2,893)	(2,489)
MSR impairment, net	458	(8,569)	(4,661)	(999)	(2,215)
Total income from mortgage banking activities	$30,091	$19,287	$14,735	$18,806	$20,799

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Funded loan type (UPB):
Conventional	68.9%	65.9%	66.1%	60.5%	60.2%
FHA/VA/USDA	22.2%	23.3%	21.7%	23.4%	27.5%
Jumbo	8.9%	10.8%	12.2%	16.1%	12.3%

Portfolio Production:	$45,586	$47,847	$36,462	$36,520	$43,295
Portfolio Product %	5.5%	5.9%	6.4%	6.4%	6.2%

Wholesale %	0.4%	4.9%	8.2%	9.0%	9.4%

% for purchases	66.7%	76.8%	71.5%	77.5%	81.4%
% for refinance loans	33.3%	23.2%	28.5%	22.5%	18.6%

Production by region:
Georgia	$580,170	$526,446	$341,074	$341,115	$424,554
Florida/Alabama	52,156	54,231	42,412	44,873	53,815
Virginia/Maryland	160,959	160,644	112,769	109,685	147,387
North and South Carolina	31,332	33,497	27,567	20,973	11,398
Total retail	824,617	774,818	523,822	516,646	637,154
Wholesale	3,507	40,233	46,905	51,224	66,490
Total production by region	$828,124	$815,051	$570,727	$567,870	$703,644

Gross pipeline of locked loans to be sold (UPB)	$394,773	$387,777	$370,497	$226,485	$299,996
Loans held for sale (UPB)	$281,418	$288,734	$226,327	$228,586	$213,798

Total loan sales (UPB)	$796,379	$712,712	$547,614	$520,742	$744,621
Conventional	70.0%	70.5%	66.7%	63.7%	63.1%
FHA/VA/USDA	24.0%	23.0%	21.4%	27.0%	29.1%
Jumbo	6.0%	6.5%	11.9%	9.3%	7.8%

Average loans outstanding (1)	$635,529	$598,403	$495,209	$450,263	$511,317

(1) Includes held-for-sale

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
THIRD PARTY MORTGAGE LOAN SERVICING
(UNAUDITED)

	As of or for the Quarter Ended
($ in thousands)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Loans serviced for others (UPB)	$7,489,954	$7,200,540	$6,894,083	$6,652,700	$6,393,874
Average loans serviced for others (UPB)	$7,337,291	$7,022,718	$6,781,135	$6,535,608	$6,160,182

MSR book value, net of amortization	90,982	87,652	84,111	82,290	79,891
MSR impairment	(22,295)	(22,753)	(14,184)	(9,524)	(8,525)
MSR net carrying value	68,687	64,899	69,927	72,766	71,366
MSR carrying value as a % of period end UPB	0.9%	0.9%	1.0%	1.1%	1.1%

Delinquency % loans serviced for others	0.8%	0.6%	0.5%	0.6%	0.4%

MSR revenue multiple (1)	3.44	3.42	3.83	4.08	4.23

(1) MSR carrying value (period end) to period end loans serviced for others divided by the ratio of annualized mortgage loan servicing revenue to average mortgage loans serviced for others

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Quarter Ended
	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$3,718,341	$38,541	4.12%	$2,956,109	$28,567	3.83%
Investment securities (1)	177,049	1,318	2.96%	163,523	1,201	2.91%
Federal funds sold and bank deposits	112,757	149	0.53%	45,265	27	0.24%
Total interest-earning assets	4,008,147	40,008	3.97%	3,164,897	29,795	3.73%
Noninterest-earning assets:
Cash and due from banks	29,400			15,101
Allowance for loan losses	(28,108)			(23,830)
Premises and equipment, net	88,292			66,709
Other real estate	17,714			15,866
Other assets	214,529			184,630
Total assets	$4,329,974			$3,423,373
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$1,151,152	$744	0.26%	$881,456	$548	0.25%
Savings deposits	370,011	322	0.35%	308,503	266	0.34%
Time deposits	1,047,044	2,270	0.86%	864,472	2,052	0.94%
Total interest-bearing deposits	2,568,207	3,336	0.52%	2,054,431	2,866	0.55%
Short-term borrowings	258,139	345	0.53%	254,558	179	0.28%
Subordinated debt	120,405	1,454	4.80%	120,279	1,415	4.67%
Total interest-bearing liabilities	2,946,751	5,135	0.69%	2,429,268	4,460	0.73%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	1,004,924			676,976
Other liabilities	36,896			28,909
Shareholders’ equity	341,403			288,220
Total liabilities and shareholders’ equity	$4,329,974			$3,423,373
Net interest income/spread		$34,873	3.28%		$25,335	3.01%
Net interest margin			3.46%			3.18%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.

FIDELITY SOUTHERN CORPORATION AND SUBSIDIARIES
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	For the Nine Months Ended
	September 30, 2016			September 30, 2015
	Average	Income/	Yield/	Average	Income/	Yield/
($ in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans, net of unearned income (1)	$3,561,643	$106,850	4.01%	$2,798,025	$80,437	3.84%
Investment securities (1)	184,271	4,158	3.01%	162,568	3,718	3.06%
Federal funds sold and bank deposits	94,190	334	0.47%	42,017	53	0.17%
Total interest-earning assets	3,840,104	111,342	3.87%	3,002,610	84,208	3.75%
Noninterest-earning assets:
Cash and due from banks	29,296			14,996
Allowance for loan losses	(27,281)			(24,282)
Premises and equipment, net	86,314			63,191
Other real estate	19,025			18,786
Other assets	214,204			175,831
Total assets	$4,161,662			$3,251,132
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$1,111,018	$2,160	0.26%	$846,090	$1,495	0.24%
Savings deposits	362,014	910	0.34%	306,495	768	0.34%
Time deposits	1,039,450	6,742	0.87%	832,423	5,778	0.93%
Total interest-bearing deposits	2,512,482	9,812	0.52%	1,985,008	8,041	0.54%
Short-term borrowings	251,505	950	0.50%	236,213	517	0.29%
Subordinated debt	120,372	4,334	4.81%	80,192	2,349	3.92%
Total interest-bearing liabilities	2,884,359	15,096	0.70%	2,301,413	10,907	0.63%
Noninterest-bearing liabilities and shareholders' equity:
Demand deposits	909,029			644,662
Other liabilities	41,085			27,064
Shareholders’ equity	327,189			277,993
Total liabilities and shareholders’ equity	$4,161,662			$3,251,132
Net interest income/spread		$96,246	3.17%		$73,301	3.12%
Net interest margin			3.35%			3.26%

(1) Interest income includes the effect of taxable-equivalent adjustment using a 35% tax rate.